Exhibit 23.6

CONSENT OF EXPERT

May 2, 2016

United States Securities and Exchange Commission

Ladies and Gentlemen,

Re:	Registration Statement on Form S-3 (the "Registration Statement") of Golden Queen Mining Co. Ltd. (the "Company").

I hereby consent to the use of and reference to my name and to the use of the technical information, including reserve and resource estimates, from the following technical reports of which I am the author: Soledad Mountain Project Technical Report and Updated Feasibility Study Kern County, California, dated February 25, 2015 prepared by Kappes, Cassiday & Associates, Mine Development Associates, and Norwest Corporation (the "Technical Information"), including extracts from or summaries of the Technical Information, in the Registration Statement, and the documents incorporated by reference therein, and any amendments to the Registration Statement, including post-effective amendments, filed with the United States Securities and Exchange Commission pursuant to the United States Securities Act of 1933, as amended.

Sincerely,

/s/ Carl E. Defilippi
By:	Carl E. Defilippi, Engineering Manager,
Kappes Cassiday & Associates